PROSPECTUS SUPPLEMENT                 THIS PROSPECTUS SUPPLEMENT IS FILED UNDER
(TO PROSPECTUS DATED JULY 8, 1998)    RULE 424(B)(3) AND RELATES TO REGISTRATION
                                      STATEMENT NO. 33-97090


ACG HOLDINGS, INC.
AMERICAN COLOR GRAPHICS, INC.
12 3/4% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2005

RECENT DEVELOPMENTS

     Attached hereto and incorporated by reference herein is the Form 10-Q Quarterly Report of ACG Holdings, Inc. for the quarterly period ended December 31, 1998.

     This Prospectus Supplement, together with the Prospectus, is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions.

February 11, 1998